UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 6, 2009
Cardica, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-51772	94-3287832
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

900 Saginaw Drive, Redwood City, CA	94063
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (650) 364-9975
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On May 7, 2009, Stephen Yencho, and on May 8, 2009, Robert C. Robbins, M.D. and J. Michael Egan, tendered their respective resignations from the Board of Directors (the “Board”) of Cardica, Inc. (the “Company”), all effective May 8, 2009. Dr. Robbins served on the Compensation Committee of the Board, and Mr. Egan served on the Audit Committee of the Board. None of the resignations are the result of any disagreement with the Company, known to an executive officer of the Company, on any matter relating to the Company’s operations, policies, or practices.
The Board has appointed Jeffrey Purvin to fill the vacancy created on the Audit Committee by Mr. Egan’s resignation and William H. Younger, Jr., to fill the vacancy created on the Compensation Committee by Dr. Robbins’ resignation, in each case with the appointment ratified by the Board as effective as of the related resignations.
On May 6, 2009, Richard Ruedy, the Company’s Vice President, Clinical, Regulatory and Quality Affairs, tendered his resignation from the Company, effective as of May 15, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cardica, Inc. (Registrant)
Date: May 12, 2009	/s/ Robert Y. Newell
Robert Y. Newell, Chief Financial Officer